EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

Kenneth D. Fuller, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of LMP Real Estate Income Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.                          The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2013 the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                          The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
LMP Real Estate Income Fund Inc.	LMP Real Estate Income Fund Inc.

/s/ Kenneth D. Fuller	/s/ Richard F. Sennett
Kenneth D. Fuller	Richard F. Sennett
Date: August 28, 2013	Date: August 28, 2013

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.